       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2002
                                                  REGISTRATION NO. 333- ________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              OCULAR SCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                          94-2985696
      (STATE OF INCORPORATION)     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                   ----------

                        1855 GATEWAY BOULEVARD, SUITE 700
                            CONCORD, CALIFORNIA 94520
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                   ----------

                              OCULAR SCIENCES, INC.
                  AMENDED AND RESTATED 1997 DIRECTORS STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                   ----------

          SIDNEY B. LANDMAN                              COPY TO:
    VICE PRESIDENT, FINANCE, CHIEF                 JEFFREY T. PERO, ESQ.
   FINANCIAL OFFICER, SECRETARY AND                  LATHAM & WATKINS
              TREASURER                            505 MONTGOMERY STREET
        OCULAR SCIENCES, INC.                           SUITE 1900
  1855 GATEWAY BOULEVARD, SUITE 700           SAN FRANCISCO, CALIFORNIA 94111
      CONCORD, CALIFORNIA 94520                       (415) 391-0600
            (925) 969-7000

                                   ----------

                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE FOR AGENT FOR SERVICE)

                                   ----------

--------------------------------------------------------------------------------
                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                               PROPOSED      MAXIMUM
                                                               MAXIMUM      AMOUNT OF
                                                AMOUNT         OFFERING     AGGREGATE     AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED         TO BE           PRICE        OFFERING    REGISTRATION
                                             REGISTERED(1)   PER SHARE(2)    PRICE(2)       FEE(2)
------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, reserved
for issuance upon exercise of options
granted under the Plan.....................    300,000            $25.24     $7,572,000.00  $696.62
------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Ocular Sciences, Inc. Amended and Restated 1997 Directors Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Ocular Sciences, Inc.

(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to these unissued shares is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 14, 2002.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 6, 1997, Registration No. 333-32999, we previously registered 300,000 shares of our common stock, par value $0.001 per share, reserved for issuance from time to time in connection with our 1997 Directors Stock Option Plan. By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 7, 2001, Registration No. 333-62480, we registered an additional 100,000 shares of our common stock, reserved for issuance from time to time in connection with the 1997 Directors Stock Option Plan, as amended. At our Annual Meeting of Shareholders on April 25, 2002, our shareholders approved a further amendment to our Amended and Restated 1997 Directors Stock Option Plan, increasing the number of shares of common stock that are authorized and reserved for issuance under the plan by 300,000 shares. By this Registration Statement, we are registering the additional 300,000 shares of common stock issuable under our Amended and Restated 1997 Directors Stock Option Plan, as further amended.

     We have filed the following documents with the Securities and Exchange Commission which are hereby incorporated by reference in this Registration
Statement:

          1. Our Registration Statement on Form S-8 (File No. 333-32999) filed on August 6, 1997;

          2. Our Registration Statement on Form S-8 (File No. 333-62480), filed on June 7, 2001;

          3. Our Annual Report on Form 10-K for the year ended December 31, 2001 filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including items incorporated by reference from our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2002 Annual Meeting of Stockholders);

          4. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

          5. The description of our common stock contained in our Registration Statement on Form 8-A filed on May 30, 1997, including any amendment or report filed for the purpose of updating such description; and

          6. All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

ITEM 8.    EXHIBITS.

Exhibit
Number     Description
------     -----------

5.1        Opinion of Latham & Watkins.

23.1       Consent of Latham & Watkins (included in Exhibit 5.1).


23.2       Consent of KPMG LLP.

24.1       Power of Attorney (included on the signature page of this Registration
           Statement).

99.1       Ocular Sciences, Inc. Amended and Restated 1997 Directors Stock Option Plan,
           as amended.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Concord, State of California, on this 16th day of May, 2002.

                                                  OCULAR SCIENCES, INC.

                                                  /s/ Sidney B. Landman
                                                  ------------------------------
                                                  Sidney B. Landman
                                                  Vice President, Finance, Chief
                                                  Financial Officer, Secretary
                                                  and Treasurer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Stephen J. Fanning and Sidney B. Landman and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                         DATE
---------                    -----                                         ----

PRINCIPAL EXECUTIVE OFFICER:

/s/ Stephen J. Fanning       Chief Executive Officer, President         May 16, 2002
------------------------     and Director
     Stephen J. Fanning

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Sidney B. Landman        Vice President, Finance, Chief Financial   May 16, 2002
------------------------     Officer, Secretary and Treasurer
     Sidney B. Landman

ADDITIONAL DIRECTORS:

/s/ John D. Fruth            Chairman of the Board of Directors         May 16, 2002
------------------------
     John D. Fruth

/s/ Edgar J. Cummings        Director                                   May 16, 2002
------------------------
     Edgar J. Cummings

/s/ Terence M. Fruth         Director                                   May 16, 2002
----------------------
     Terence M. Fruth

/s/ William R. Grant         Director                                   May 16, 2002
----------------------
     William R. Grant


/s/ Francis R. Tunney        Director                                   May 16, 2002
----------------------
     Francis R. Tunney

/s/ Terrance H. Gregg        Director                                   May 16, 2002
----------------------
     Terrance H. Gregg

                                  EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

5.1        Opinion of Latham & Watkins.

23.1       Consent of Latham & Watkins (included in Exhibit 5.1).

23.2       Consent of KPMG LLP.

24.1       Power of Attorney (included on the signature page of this Registration
           Statement).

99.1       Ocular Sciences, Inc. Amended and Restated 1997 Directors Stock Option Plan,
           as amended.